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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):              DECEMBER 22, 1999



                               NETRIX CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                    000-20512                  54-1345159
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)



                               NETRIX CORPORATION
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 20171
          (Address of Principal Executive Offices, Including Zip Code)
                                (703) 742-6000
             (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On  December  22,  1999,  Netrix   Corporation,   a  Delaware   corporation
("Netrix"), and OpenROUTE Networks, Inc., a Massachusetts corporation ("OpenROUTE"), voted, at separate, special meetings of their respective shareholders, to approve the Agreement and Plan of Merger (the "Merger Agreement") that they had entered into on September 30, 1999. Upon receipt of such approval, the merger of the two companies was consummated. The combined company will begin doing business as Nx Networks on December 23, 1999, and will trade under the NASDAQ symbol NTRX.

     The transaction had been approved previously by the boards of directors of both companies, but remained contingent upon, among other things, approval by the stockholders of both Netrix and OpenROUTE.

     Pursuant to the terms of the Merger Agreement, Netrix stockholders retained their shares and OpenROUTE were converted on a one-for-one basis into shares of Netrix common stock. Options to purchase shares of OpenROUTE common stock also were converted on a one-for-one basis into options to purchase shares of Netrix common stock in the same number and at the same exercise price per share as was held under the option to purchase OpenROUTE shares.

     The Merger constituted a tax-free reorganization.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

      Not Applicable

(b)   Pro Forma Financial Information.

      Not Applicable

(c)   Exhibits.

      The following exhibits are filed with this Report:

      EXHIBIT NO.                      DESCRIPTION.

      99.1        Press Release of Netrix Corporation dated September 30, 1999.


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NETRIX CORPORATION



Date:  December 23, 1999                    By: /s/ Peter J. Kendrick
                                               _____________________________
                                                Name:  Peter J. Kendrick
                                                Title: Chief Financial Officer


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                                  EXHIBIT LIST




   EXHIBIT NO.    DESCRIPTION

      99.1        Press Release of Netrix Corporation dated September 30, 1999.



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